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                                                                   EXHIBIT 10.26

                               RIGHTS EXERCISE AND
                           STANDBY PURCHASE AGREEMENT

                     _______________ Shares of Common Stock
                           (Par Value $.001 Per Share)

                                       of

                          CYGNET FINANCIAL CORPORATION


         This Standby Purchase Agreement dated as of ______________, 1998, is among CYGNET FINANCIAL CORPORATION, a Delaware corporation ("Cygnet"), and ERNEST C. GARCIA, II ("Garcia").

                                    RECITALS

         WHEREAS, UGLY DUCKLING CORPORATION, a Delaware corporation ("UDC"), has determined to present to the stockholders of UDC for approval at the annual meeting of stockholders to be held on [___________, 1998] (the "Annual Meeting"), a proposal for the separation of UDC and its subsidiaries into two publicly-held corporate groups (the "Split-up"), pursuant to a proposal (the "Split-up Proposal") described in the definitive proxy of UDC for such Annual Meeting filed with the Securities and Exchange Commission (the "SEC") on ___________ ____, 1998 (the "Proxy");

         WHEREAS, if the Split-up Proposal is approved by the stockholders at the Annual Meeting, subject to certain contingencies described in the Proxy, transferrable rights (the "Rights") to purchase common stock, $.001 par value ("Cygnet Common Stock"), of Cygnet will be distributed to stockholders of UDC (the "Rights Offering"), as described in the Proxy;

         WHEREAS, each stockholder of record of UDC (a "Record Holder") as of ___________, 1998, the record date for the Rights Offering, will receive one (1) Right for every four (4) shares of UDC common stock, $.001 par value ("UDC Common Stock"), held by such Record Holder, with a total of __________ Rights being distributed;

         WHEREAS, each Right will entitle the holder thereof (a "Rights Holder") to purchase one (1) share of Cygnet Common Stock, for a total of _________
shares of Cygnet Common Stock being offered pursuant to all Rights (the "Offered Shares"), during a period (the "Offering Period") commencing on the date the certificates for the Rights are mailed to Record Holders (the "Commencement Date") and terminating at 5:00 p.m. Minnesota time [twenty-one (21)] days thereafter, unless extended (the "Expiration Date"), except that Garcia and any corporations or other entities controlled directly or indirectly by him ("Affiliates") may exercise their Rights and the over- subscription election relating thereto as described herein;
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         WHEREAS, each holder of Rights who elects to exercise all of his Rights may also subscribe for an additional number of shares of Cygnet Common Stock out of the pool of Offered Shares underlying unexercised Rights on the Expiration Date, if any (the "Unexercised Pool"), equal to the number of shares purchased upon exercise of such holder's Rights (the "Over-Subscription Election"), subject to allocation in the event that there are more shares subscribed for pursuant to all Over-Subscription Elections than are available in the Unexercised Pool;

         WHEREAS, the successful conclusion of the Split-up is contingent on the purchase of at least 75% of the Offered Shares (the "Required Purchase Amount");

         WHEREAS, Garcia and his Affiliates presently hold ______ shares of UDC Common Stock, constituting approximately 25.2% of the outstanding UDC Common Stock;

         WHEREAS, to ensure the purchase of the Required Purchase Amount, Garcia has agreed to act as standby purchaser for the Rights Offering (the "Standby Purchaser"); and

         WHEREAS, Cygnet and Garcia desire to memorialize certain obligations of Garcia with respect to the exercise of his Rights and his obligations as Standby Purchaser.

         NOW, THEREFORE, Garcia hereby agrees with Cygnet as follows:

         1. Exercise of Rights. Garcia agrees to exercise and to cause his Affiliates to exercise all Rights held by them, whether distributed to them pursuant to the Rights Offering or purchased or otherwise acquired by them during the Offering Period. All such exercises may be effected in accordance with procedures therefor established in the Escrow Agreement dated as of ________, 1998 between Cygnet and Norwest Bank Minnesota, National Association, as Escrow Agent (the "Escrow Agent"), and in the Capitalization Agreement dated as of ___________, 1998 between UDC and Cygnet (the "Capitalization Agreement").

         2. Standby Purchase Obligation. On the closing date for the Rights Offering (the "Closing Date") after determination of the number of Offered Shares sold pursuant to exercise of the Rights (including Rights held by Garcia and his Affiliates) and all Over-Subscription Elections (including any such elections by Garcia and his Affiliates), Garcia agrees to purchase or to cause his Affiliates to purchase any additional Offered Shares necessary to achieve the Required Purchase Amount, such purchases to be effected in accordance with procedures established in the Escrow Agreement and the Capitalization Agreement.

         3. Warrants. In consideration for Garcia's obligations as Standby Purchaser hereunder, on the Closing Date, Cygnet will grant to Garcia warrants (the "Warrants") to purchase 500,000 shares of Cygnet Common Stock at an exercise price of $8.40 per share, for a period of five years after the date of initial issuance thereof, and upon such other terms and conditions as are established pursuant to a warrant agreement between Cygnet and Garcia, such warrant agreement to be in substantially the form of Exhibit A hereto.


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                  IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed, on the day and year first above written.


                                CYGNET FINANCIAL CORPORATION


                                By:
                                    ----------------------------------------

                                Its:
                                    ----------------------------------------

                                ERNEST C. GARCIA, II


                                ----------------------------------------


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